SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      March 21, 2002


                             Disease Sciences, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                        65-1095431
(State or other jurisdiction of                 (IRS Employer
Incorporation or organization)                  Identification No.)


                620 Herndon Parkway, Suite 360, Herndon, VA 20170
                    (Address of Principal executive offices)


Registrant's telephone number including area code:  (561) 487-3655

      20283 State Road 7, Suite 400, Boca Raton, Florida 33498 (Former name or former address, if changed since last report)


ITEM 1 and ITEM 2.      CHANGES IN CONTROL OF REGISTRANT and
                        ACQUISITION OR DISPOSITION OF ASSETS

On March 21, 2002, Disease Sciences, Inc. executed an Agreement and Plan of Merger (DSSC Agreement) with Iceweb Communications, Inc., a Delaware Corporation and its shareholders. Under the terms of the DSSC Agreement Iceweb was acquired by and became a wholly owned subsidiary of DSSC. Pursuant to the DSSC Agreement, each of the 22,720,500 share of common stock of ICEWEB issued and outstanding immediately

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prior to the Merger were converted into the right to receive 1.07 shares of restricted common stock of DSSC, for an aggregate of 24,311,000 DSSC Common Shares. The source of the approximately 24,311,000 DSSC Common Shares being exchanged for approximately 22,720,500 Iceweb Common Shares is as follows:
5,600,000 DSSC Common Shares were returned to the DSSC Treasury following the redemption of DSSC Common Shares; and approximately 18,711,000 additional DSSC Common Shares were issued from the DSSC Treasury. DSSC redeemed 5,600,000 Common Shares from Dr. Goldstein and Brian Johns in consideration for (a) forgiveness of $10,000 promissory notes owing by each to DSSC; and (b) payment of $55,000 by DSSC to each of Goldstein and John.

Each of the 5,441,000 warrants to purchase ICEWEB Common Shares issued and outstanding immediately prior to the Merger but not exercised were converted into the right to receive one warrant to purchase 1.07 Common Shares upon exercise of said warrant.

The 6,980,000 warrants to purchase DSSC Common Shares remain issued and outstanding. None of said warrants has been exercised.

Options to purchase ICEWEB Common Shares issued and outstanding immediately prior to the Merger but not exercised shall be converted into the right to receive one option to purchase 1.07 Common Shares upon exercise of said options.

Giving effect to the recapitalization, the exchanging Iceweb Shareholders will be the DSSC Controlling Shareholder after the Merger. DSSC will have a total of 29,460,935 shares of Common Stock issued and outstanding. The significant shareholders with 5% or more or the shares are John R. Signorello with 61.7% or the shares and Michael VanPatten with 5.12% of the shares. The closing of the agreement has resulted in a change in control of Disease Sciences, Inc.

Concurrent with the closing of the DSSC Agreement, the pre-merger Directors and Officers of DSSC were replaced by the Directors and Officers of Iceweb. The post merger Directors are: NAMES. The post merger Officers are: NAMES.

About IceWEB, Inc.

In 2000, IceWEB Communications, Inc was founded to enable Interactive Communications and Education on the Web. Market research confirmed the market need and growth potential. Research also revealed that

o Streaming technology startups had created business models to fuel growth for early market share. However by late 2001, secondary financing became unavailable and many were forced into bankruptcy.

o Telecom startups along with established telecom companies created costly Content Delivery Networks (CDNs) to handle the anticipated volume of rich-media content. Several accumulated sizeable losses as the planned traffic did not materialize.

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o     Although residential broadband communications connections were still inadequate for delivering quality rich-media presentations, business broadband connections were already in place.

o The main limiting factor for streaming wasn't bandwidth, it was the cost of designing and implementing a streaming project.

In June 2001, IceWEB Communications, Inc. acquired the assets in bankruptcy of LearningStream, Inc. (LSI) of Silver Spring, MD, a provider of streaming services. Reasons for this acquisition were

o LSI had over $3M invested in proprietary software, which they used to make their development of custom streaming solutions more efficient and effective. The software was considered to be competitive because it helped remove the complexity and cost from the implementation of this technology.

o Their customer list included many "blue-chip" and Fortune 1000 companies. Most of these accounts proved salvageable and have resumed buying services from IceWEB, Inc.

o     LSI key personnel were motivated to join IceWEB.

In September 2001 IceWEB relocated its offices to Herndon, VA which is in the heart of Northern Virginia's Information Technology center.

Products and Services

IceWEB's core competency is in proprietary software that has been under development since 1999. The software integrates audio, video, animated graphics, captioning, and indexing into a highly interactive, customizable viewer interface seamlessly tied to a tightly integrated database backend. IceWEB developers use the software to create interactive, multimedia presentations in a fraction of the time it would ordinarily take others to do it manually. The company has also incorporated technology into an entire suite of products (all positioned to make the creation and delivery of streaming applications easy and affordable). The product suite includes IceSHOW(TM) for on-demand multimedia presentations, IceCAST(TM) - for live productions, IceMAKER(TM) - a turnkey desktop streaming media appliance, IceTALK(TM) for live audio webcasts, IceSLIDE(TM) - PowerPoint to Flash conversion, StreaMARKETING(TM) - live, webconferences with direct marketing support.

Market

According to Streaming Media,  Inc., the North American  enterprise  streaming
market  is,  by  every   measure,   growing   rapidly.   They  polled  111  US
corporations and discovered that in 2001, as compared with 2000:

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o     45% more companies are streaming this year than last

o     86% increase in total enterprise streaming spending

o     35% increase in the number of people served

o     230% increase in the total number of stream hours delivered

o 465% increase in bytes transferred (suggesting the average bit rate delivered has doubled)

Current applications range from live broadcasts of quarterly meetings, product launches, sales conferences, and critical messages from senior executives to on-demand training and delivery of marketing information to dealers or resellers. The market for IceWEB's products and services is growing rapidly as early adopters are now progressing from early trials into full-blown streaming initiatives. This technology in North America alone is projected to grow at a 30% Compound Growth Rate for the next three years going from $318M in 2001 to $1,329M in 2004. (Source: Streaming Media, Inc.) Organizations seek to lower costs, increase revenues, improve productivity and shorten their time to market. With IceWEB's software, they have the capability to do all this quickly, easily and affordably.

Market Segments

The streaming industry is broken down into four markets. IceWEB targets three of these segments: training, corporate communications, and advertising/marketing. A report from Streaming Media, Inc., date July 2001, provides some valuable metrics for each segment. IceWEB has significant customers in the training, corporate communications and advertising/marketing segments. At present the company does not target the entertainment segment.

Training - A typical customer has a widely dispersed organization with regular training needs that include registration, quizzes, interactivity and a learning management system to track progress, compliance and effectiveness. An ideal customer might be a hotel chain wanting to train reservations clerks all over the world. IceWEB is providing such services for the hotel brands within the Cendant Corporation.

Corporate Communications - A typical customer is a public corporation with sales offices throughout the world. They use streaming technology for earnings calls, company meetings, and press conferences. IceWEB's IceSHOW(TM) makes this technology affordable for just about any organization. An ideal customer could be national real estate firm with ongoing training, certification requirements and general corporate communications. IceWEB has contracts with Cendant companies to provide these services.

Advertising & Marketing - Streaming technology can be used to sell or market just about any industrial or consumer product. IceWEB has successfully employed this technology in a web conference for Software AG to launch a software product. Over 1,200 people signed up for the live conference.

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Market Trends

The use of streaming media started in the entertainment industry, but it is also demonstrating a natural adaptation for business. Slow implementation of residential broadband has been an impediment to some business applications of streaming media for business-to-customer product marketing and advertising. Business-to-business is leading the way in streaming media adoption because businesses have high rates of broadband access, the types of presentations used in business are compression friendly; e.g., talking heads, the audiences are captive and businesses have the capital and motivation to outperform their competitors. The Security and Exchanges Regulation FD (Fair Disclosure) stipulates that insiders and the general public all be notified simultaneously of any disclosures made by a public company. This has stimulated public companies to use Webcast streams for broadcasting their financial data to everyone at the same time. Another key piece of legislation that opens a new window of opportunity for IceWEB's streaming products and services is the
Section 508 of the Rehabilitation Act. Section 508 requires that all government agencies include captioning in presentations they provide. IceWEB has successfully implemented closed captioning and foreign language captioning in several of its projects, most notably NASA, and can easily repeat the feature in future offerings. In the advertising industry, a recent survey of 100 ad agencies by the Yankee Group indicated that 65 percent intend to recommend streaming media advertising to their clients. Further 90 percent of the clients that have already used streaming will continue to use it over the next 12 months. Overall the streaming media industry is starting to mature. Customers are more educated and are beginning to demand pricing and technology standards. IceWEB has the ability to profitably sell its products and services while innovating to comply with the leading technology standards. In addition, IceWEB's B2B focus will allow it to market is products and services to the most active streaming media viewing audience.


Applications

Organizations invest in streaming media applications to complement their businesses' Internet strategy for promotions, customer acquisition, relationship building and worldwide communications purposes.


Strategic Advantages

Two major IceWEB competitive advantages are its lean business model with low fixed costs and its favorable margin products and services. IceWEB's core competency of digital media production is manifested in its IceSHOW(TM) product. It was designed to make streaming media easy and affordable, the two factors that are key for streaming media to fulfill its growth expectations.

Originally, IceWEB's software gave the Company a competitive edge when creating custom solutions for its customers. Now, the software has been rewritten as a Web-based application and made available to anyone who wants to create & deliver rich-media presentations. Thus, IceWEB's selling proposition is making this technology available and affordable to open up the world of streaming media for any organization.

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All this technology is focused on making the creation of interactive multimedia presentations easy and affordable whether IceWEB is doing the work or the customers are using one of IceWEB's products to do the work themselves. In either case, the cost and complexity of the development is reduced substantially. And, because IceWEB's products are relatively inexpensive, easy to understand, sell and use, they lend themselves to distribution by third parties such as audio/video production companies, business centers and hosting/delivery vendors can resell them.


Technology

The majority of IceWEB's applications are based on client-server technology. The authoring and content management application software has been developed using a combination of ColdFusion, Javascript, ASP, VBscript, Java, and Flash. Since a majority of the processing is done on the server the client only needs a browser to author and manage their presentations. In addition, ICEWEB has developed a proprietary desktop product called IceSlide(TM) for automatic batch conversion of PowerPoint slides directly into Flash. IceWEB also uses IceSlide(TM) technology in IceSHOW(TM) to convert slides after they have been synchronized with the media stream. IceWEB is in the process of ensuring its course software code is compliant with AICC and SCORM computer-based training standards. IceWEB will be able to integrate its solutions with leading Learning Management System providers such as Saba, Docent, 360 Training, Vuepoint, Verilogix and Pathlore. IceWEB's software is designed for Microsoft's Windows Operating Systems and applications that use Microsoft's SQL 7 database software.

Products

All IceWEB's products utilize its original technology in one form or another. By leveraging the code of existing products, IceWEB uniquely decreases new product development costs, shortens time to market and is therefore able to realize new revenues from new products quickly.

IceSHOW - the company's core offering, is a unique multimedia creation and delivery platform. IceSHOW's powerful feature set and intuitive viewer interface are designed for ease of use - offering great flexibility and convenience to non-technical users. In addition, by delivering the product via an Application Service Provider (ASP) model with bundled storage, delivery and support services, IceSHOW(TM) enables the user to transform existing videos and slides into rich-media presentations over the Internet. Anyone with encoded media and Powerpoint slides can publish a multimedia presentation over the Internet within a matter of minutes at an affordable price using IceSHOW(TM). IceSHOW(TM) further reduces costs through an online production center. A "wizard" literally steps users through the process of uploading and converting existing media components, then stitching them together seamlessly. There are options for adding a branded interface and other interactive elements as well. Taking only minutes to complete (depending on the presentation length), the resulting show is ready for distribution via the Internet or an intranet.

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IceCAST - will take the IceSHOW concept one step further by supporting real-time distribution of presentations over the Web. This product will accept a real-time encoded stream and deliver it live to a worldwide audience through IceWEB's content delivery network. It will also enable Q&A through a "Web chat" pop-up window that's incorporated into the IceCAST viewer interface. Again, only a Web browser on a PC with a sound card and speakers is needed for the viewer to view and hear the presentation. The software-based encoder runs at the presenter's location. Corporate users can license the software to load on an approved server or can obtain an IceMAKER(TM) appliance, which provides a turnkey encoding solution while reducing the need for IT support. Users need only a microphone and video camera to create their own multimedia streams, which are uploaded in real time to the IceCAST delivery system. With IceCAST(TM), a corporate communications department can extend its reach and get the message to more people in real time.

IceTalk - is software that allows live audio encoding to be synchronized with slides or screen captures. This product provides a lower cost alternative for delivering live webcasts of marketing presentations or application demonstrations.

IceMAKER - is a turnkey Webcasting system that enables enterprises to create, encode, and deliver live, rich-media presentations from a single desktop to anyone, anywhere, anytime. Designed to make live productions more convenient and cost-effective, IceMAKER(TM) is an all-in-one appliance that combines IceWEB's proprietary encoding software with hardware for reliable processing. IceMAKER(TM) is designed for low maintenance and has a minimal impact on the IT infrastructure. The IceMAKER(TM) is an automated desktop streaming solution that makes typical production processes less complex.

IceSlide - A PowerPoint-to-Flash format conversion tool, IceSLIDE(TM) makes your PowerPoint show small enough to distribute via the Internet. IceSLIDE(TM) creates a compact, easily distributed Flash-format file with high quality vector graphics. Many animations are retained and the file is protected against unwanted editing. The resulting file can be easily e-mailed or posted on a Web site or intranet. IceSLIDE(TM) was developed from the slide conversion technology built into IceSHOW(TM). However, IceSLIDE(TM) is a standalone application that runs on the viewer's PC. The files it creates can be uploaded into a IceSHOW presentation.

Services

Consulting - IceWEB's consulting staff has years of experience in providing custom rich-media solutions to all size organizations. IceWEB consulting services include personalized project management, multimedia development, synchronization of all media assets, application design and development, software integration, instructional design, graphic design, foreign language translations and delivery methods

IceSTUDIO Productions - IceWEB's production professionals provide audio/video studio services that a customer would need to repurpose existing media assets to the Web.

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Production services include audio/video production, live Webcasting, audio/video editing, audio/video encoding, audio/video transcription, and voiceovers.

Storage & Distribution - IceWEB offers a competitive level of data security, backup and disaster recovery in order to ensure the integrity of our clients' data. We have redundant production services; a 3-tier development cycle; weekly tape backups; load balancing; and, redundant connectivity.

Sales & Marketing

Strategy

The ultimate users of IceWEB's products and services are organizations in both the public and private sectors with large, dispersed audiences of customers, employees, or partners. IceWEB reaches these "users" directly with its own sales organization and through "Strategic and Channel Partners" who resell IceWEB Services and Standard Products. Most of IceWEB products and services are sold direct in the local market (Washington DC Metropolitan Statistical Area). Other markets require a Strategic and/or Channel Partner.

Marketing

Streaming technology offers any organization marketing opportunities. A four-color print brochure has been created to communicate the overall corporate message. The brochure is designed to accommodate a business-card-size, demonstration CD. The demo CD content will also reside on the IceWEB Website. Direct mail, email, and outbound telemarketing are used to uncover new prospects and invite them to view the IceWEB website and browse the gallery of Webcasts. The direct mail and email campaigns are also vertical/niche driven. The goal is to not only raise the company's profile, but also establish IceWEB as an expert source in the streaming media arena. IceWEB has three geographic markets: Local
- Washington DC metro area; Regional - Massachusetts to Georgia; National - United States. The company has initially targeted larger firms and/or those who can resell IceWEB's products and services.

Sales

Custom services are sold directly by IceWEB consultative sales personnel to the organizations utilizing the services or to intermediaries. Sales personnel are assigned target accounts within target markets. Some specific target markets are:

o     Repeat LearningStream, Inc. customers

o Training and Marketing Departments of companies (with annual revenues of $100M or more) in the DC metropolitan area and select companies in the nearby regional states.

o Companies with expensive, complex products are specifically targeted for IceWEB's Streamarketing web conferencing services.

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o     Audio & Video Production (A/V), Advertising, Promotional and Trade Show
      services companies who add lceWEB IceSHOW products and services to their standard offerings and resell them to their clients.

o Users of IceWEB products. These customers may choose to have IceWEB's Custom Services organization help them use IceWEB's products effectively.

IceWEB products and services range in price from approximately $49 dollars to over $49,000. In order to sell/license these products in volume requires a distribution channel(s).

Financial

IceWeb is currently seeking additional funding from a variety of sources. The company has created and is delivering proprietary software products and services. The funding will be used to:

o     Protect the company's intellectual property through US Patent Applications

o     Capital equipment acquisitions and additional production equipment

o     Additional technical personnel to accelerate new product development

o Additional marketing personnel, advertising & promotions to stimulate sales.

o     Strategic acquisitions

IceWEB, Inc.'s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets. IceWEB will encounter various risks in implementing and executing its business strategy and we can provide no assurance that it will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business. Our current cash forecast indicates that there will be negative cash flow from our operations for the foreseeable future.

As of March 21, 2001, IceWEB employed a total of 14 employees, all of whom work full-time. Iceweb has no collective bargaining agreements with any unions and believes that the overall relations with its employees are excellent.

Management Team

John R. Signorello has served as President and CEO and a member of the Board of Directors since October 1999. From 1991 until September 1997, Mr. Signorello served as the Chief Executive Officer of STMS -"Solutions That Make Sense" - a private technology company he founded that specialized in computer networks, systems integration and information technology. In September 1997, the company was acquired by Steelcloud Company, formerly known as Dunn Computer Corporation (Nasdaq:SCLD), and Mr. Signorello remained as Vice President of Sales and Marketing until November 1998. From December 1998 to September 1999 he was involved with several internet companies. Prior to founding STMS, Mr. Signorello served as a business consultant for Applied Accounting Technology. Mr. Signorello, an accomplished

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musician,  is also a  principal  in New York City  Lights  Entertainment.  Mr.
Signorello received a B.B.A. in Marketing from Radford University in 1989.

Michael S. VanPatten joined IceWEB in December 2001 as the Chief Operating Officer to direct the sales & marketing efforts and manage the software development process. Mr. VanPatten operated his own consulting business from February 2001 to November 2001. He was the Sr. Vice President for Elastic Networks from January 2000 to January 2001, where he created the business and marketing strategies to lead the $410 million IPO of this Nortel spin out. He was at Viagate Technologies from October 1997 to December 1999. Previously he created two new companies from a small engineering firm with one raising $25 million in venture capital and the other he sold to Cisco Systems for over $124 million. Mr. VanPatten while the VP of Marketing & Engineering at Microdyne Corporation increased its revenue by over $100 million by leading 4 successful acquisitions in 2 years. He also held executive positions with Novell and Xircom. Mr. VanPatten has a B.S. in Systems Analysis and received a M.B.A. from George Mason University.

John K. Johnson has been with IceWEB since March 2001, and has served as Chief Financial Officer and Treasurer since August 2001. Mr. Johnson has experience with pre-IPO and public companies in the technology sector. His background includes senior financial and accounting positions. From February 2000 to March 2001, Mr. Johnson served as controller for Comstor, Inc., and from March 1999 until February 2000, he was Director of Finance for Strayer Education, Inc. From January 1997 until February 1999, Mr. Johnson served as controller for Steelcloud Company; from July 1993 until December 1996, he was CFO for Omnichrome; and from January 1989 until June 1993, he was Director of Finance for DuPont. Mr. Johnson received a B.B.A. from Southern Methodist University and an M.B.A. from Boston University. He is also a Certified Public Accountant.

William D. Hughes has served as Executive Vice President since March 2001. Mr. Hughes has significant experience marketing and selling technical products and consulting services through multiple distribution channels in various market segments. From July 1997 until March 2000, Mr. Hughes was Vice President of Marketing for Steelcloud Company, and since 1989, he has been President of CMM Group, Inc., a marketing services company. Prior to that Mr. Hughes held executive level positions at Alcyon Corporation, Courseware, Inc., Sperry Univac, and Perkin Elmer Corporation. He attended Ocean and Monmouth Colleges in New Jersey and has been a guest lecturer in MBA classes at Rutgers University and National University in San Diego, CA.

Bern Solnik directs IceWEB's Production Services division. He practiced business and telecommunications law in New York City and Washington D.C. for four years prior to going in to the video production field. From 1997 to March 2000, Bern operated his own live streaming media and audio editing service. From April 2000 to May 2001 he was the Vice-President of Production at Learning Stream, Inc and continues in that position with Iceweb, Inc. Bern's clients included the World Wrestling Federation, with whom he helped pioneer Microsoft's Windows Media technology, and Discovery Communications,

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Inc., where he helped develop and produce "Science Live!" a weekly live Webcast and television show that won a Real Networks Streaming Media award in 1998 for best live Webcast. Bern also participated in the groundbreaking round-the-clock Webcast of Woodstock '99 and the historic Excite@Home Online Town Hall Meeting led by President Clinton. Bern has presented at Streaming Media conferences in the U.S. and Europe. He received a Bachelors degree from Duke University and a Law degree from the University of Pennsylvania.

Thomas G. Cerami has served as IceWEB's Chief Information Officer since October 1999. From June 1998 to September 1999, Mr. Cerami served as a New Business Development Manager at STMS a Vienna, Virginia, based company. Mr. Cerami was an engineer on various projects including the Washington Metropolitan Area Transit Authority Y2K Project, the United States Department of Agriculture Exchange Migration and the Blue Cross Blue Shield Help Desk.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

1. Financial Statements for the periods specified in Item 310 of Regulation S-B will be filed by amendment within 60 days of the date of this filing.

2. Pro Forma Financial Information required pursuant to Item 310(d) of Regulation S-B will be filed by amendment within 60 days of the date of this filing.

Exhibits:

2.1 Agreement and Plan of Merger by and between Disease Sciences, Inc., a Delaware Corporation and Iceweb Communications, Inc. a Delaware Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Disease Sciences, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DISEASE SCIENCES, INC.

                                        By:       /s/ John R. Signorello

                                        Name:     John R. Signorello
                                        Title:    Chairman and CEO


Dated:      April 2, 2002

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